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Exhibit 10.1
                                                             AS AMENDED 12/10/97


                        SIMS AGRICULTURAL PRODUCTS CO.
                            1995 STOCK OPTION PLAN

                                   ARTICLE I
                                  OBJECTIVES

      1.1 The objective of this Plan is to advance the interests of the Company by stimulating the efforts made on behalf of the Company by key employees, sales representatives, consultants, and advisors and assisting the Company in competing effectively with other enterprises for the services of new employees, sales representatives, consultants, and advisors necessary for the continued improvement and success of the Company. Stock options granted under the Plan may be Incentive Stock Options, which are intended to qualify under Section 422 of the Code, or Nonqualified Stock Options, which are not intended so to qualify.

                                  ARTICLE II
                                  DEFINITIONS

      2.1 For purposes of the Plan the following terms shall have the definition which is attributed to them, unless another definition is clearly indicated by a particular usage and context.

            A. "Board of Directors" means the Board of Directors of the Company.

            B. "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

            C. "Committee" means the Stock Option Committee appointed by the Directors from among its members.

            D. "Company" means Sims Agricultural Products Co. and any parent or subsidiary thereof, as the terms "parent" and "subsidiary" are defined for purposes of Section 422 of the Code.

            E. "Effective Date of Exercise" means the date on which the Company has received written notice of exercise of an Option, in such form as is acceptable to the Committee, and full payment of the purchase price.

            F. "Effective Date of Grant" means the date on which the Committee makes an award of an Option.

            G. "Fair Market Value" means, as of any given, date, the (i) last reported sale price of the New York Stock Exchange, (ii) last reported sale price on the NASDAQ National Market System, (iii) last reported sale price on any other stock exchange on which the Shares are listed, or (iv) average of the closing bid prices on the 10 most recent trading days, as reported by the National Association of Securities Dealers, Inc. or another reputable source, whichever is applicable; provided that if none of the foregoing is applicable, Fair Market Value shall be determined by the Committee in good faith.

            H. "Incentive Stock Option" shall have the same meaning as given to that term by Section 422 of the Code and any regulations or rules promulgated thereunder.

            I. "Nonqualified Stock Option" means any Option granted under the Plan which is not considered an Incentive Stock Option.

            J. "Option" means the right to purchase from the Company a stated number of shares at a specified price. The Option may be granted to a Participant subject to the terms of this Plan, and such other conditions and restrictions as the Committee deems appropriate. Each Option shall be designated by the Committee to be either an Incentive Stock Option or a Nonqualified Stock Option.

            K. "Option Price" means the purchase price per Share subject to an Option and shall be fixed by the Committee, but shall not be less than 100% of the Fair Market Value of a Share on the Effective Date of Grant in the case of a Nonqualified Stock Option or less than 100% of the Fair Market Value of a Share on the Effective Date of Grant in the case of an Incentive Stock Option, except as otherwise provided in Paragraph 11.2.

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            L. "Permanent and Total Disability" shall have the same meaning as given to that term by Section 105(d)(4) of the Code and any regulations or rulings promulgated thereunder.

            M. "Plan" means the Sims Agricultural Products Co. 1995 Stock Option Plan.

            N. "Share" means one (1) Share of the no par value common stock of the Company.

            O. "Eligible Employee" means an employee of the Company who, in the Committee's discretion, is substantially responsible for, or who is expected to contribute to the success of the Company through his or her judgment, interest, ability, skill, or special efforts, or any combination thereof.

            P. "Consultant" means a consultant or advisor to the Company, including without limitation a sales representative, who renders bona fide services to the Company, not in connection with the offer and sale of securities in a capital-raising transaction, who is not an employee of the Company, and who, in the Committee's discretion, has made or is expected to make a substantial contribution to the success of the Company.

                                  ARTICLE III
                                 PARTICIPANTS

      3.1 A "Participant" in the Plan shall be any Eligible Employee or Consultant to whom the Committee, in its discretion, grants an Option under the Plan; provided that Consultants shall not be eligible to receive Incentive Stock Options.

                                  ARTICLE IV
                    EFFECTIVE DATE AND TERMINATION OF PLAN

      4.1 The Plan shall be effective as of the date it was adopted by the Board of Directors. The Plan shall be submitted to the shareholders of the Company for approval and ratification as soon as practicable but in any event not later than 12 months after the adoption of the Plan by the Board of Directors. If the Plan is not approved and ratified by the shareholders of the Company within 12 months after the adoption of the Plan by the Board of Directors, the Plan and all Options granted under the Plan shall become null and void and have no further force or effect. No Options shall be granted under the Plan on or after the tenth anniversary of the date of adoption by the Board of Directors, but Options granted prior to such date may extend beyond that date.

                                    ARTICLE V
                                 ADMINISTRATION

      5.1 The Plan shall be administered by the Committee, which shall consist of at least three members of the Board of Directors. No member of the Committee shall be eligible to receive Options under the Plan while serving on the Committee. At such time as the Shares have been registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), the members of the Committee shall be "disinterested persons" within the meaning of Rule 16b-3 under the 1934 Act.

      5.2 Except as specifically limited by the provisions of the Plan, the Committee, in its sole discretion, shall have the full and final authority to:

            A. Determine which Eligible Employees and Consultants shall be Participants (as defined in Article III, above);

            B. Grant Options provided in the Plan in such form and amount as the Committee shall determine;

            C. Interpret the Plan, adopt, amend and rescind rules and regulations relating to the Plan, and make all other determinations and take all other action necessary or advisable for the implementation and administration of the Plan.

      5.3 Any action, decision, interpretation or determination by the Committee with respect to the application or administration of this Plan shall be final and binding upon all persons, and need not be uniform with respect to its determination of recipients, amount, timing, form, terms or provisions of Options.

      5.4 No member of the Committee shall be liable for any action or determination taken or made in good faith with respect to the Plan or any Option granted hereunder, and to the extent permitted by law, all members shall be

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indemnified by the Company for any liability and expenses which may be incurred in connection with any claim or cause of action.

                                  ARTICLE VI
                          SHARES SUBJECT TO THE PLAN

      6.1 The maximum aggregate number of Shares which may be issued under the plan shall be 600,000 Shares. Such Shares may be authorized but unissued Shares or issued Shares reacquired by the Company and held as treasury Shares. If an Option granted under the Plan expires or terminates without exercise, the Shares subject to such expired or terminated Option shall again be available for other Options to be granted under the Plan. The aggregate number of Shares allocated to the Plan shall be subject to adjustment pursuant to Article XIV, below.

                                  ARTICLE VII
                              GRANTING OF OPTIONS

      7.1 Subject to the terms and conditions of the Plan, the Committee may, in its discretion, at any time and from time to time, grant Options to Eligible Employees and Nonqualified Stock Options to Consultants.


                                 ARTICLE VIII
                        TERMS AND CONDITIONS OF OPTIONS

      8.1 Subject to specific provisions relating to Incentive Stock Options set forth in Article XI, each Option shall be for a term of from five (5) to no longer than ten (10) years from the Effective Date of Grant and may not be exercised during the first twelve (12) months of the term of said Option. Commencing on the first anniversary of the Effective Date of Grant of an Option, the Option may be exercised for 25% of the total shares covered by the Option with an additional 25% of the total shares covered by the Option becoming exercisable on each succeeding anniversary until the Option is exercisable to its full extent; provided, however, that the Committee may establish a different schedule for any particular Option on the Effective Date of Grant. This right of exercise may be cumulative and may be exercisable in whole or in part. The Committee in its sole discretion may permit particular holders of Options to exercise an Option to a greater extent than provided herein after expiration of the first anniversary of the Effective Date of Grant of the Option.

                                  ARTICLE IX
                              EXERCISE OF OPTIONS

      9.1 Options shall be exercisable in such manner and in such times as the Committee may determine. Generally, however, any person entitled to exercise an Option may do so in whole or in part by delivering a written notice of exercise to the Company, to the attention of its Secretary, at its principal office. The written notice shall specify the number of shares for which an Option is being exercised and shall be accompanied by full payment of the Option Price for the shares being purchased. The issuance of shares upon exercise of an option shall only be done in compliance with applicable federal and state securities laws. An Option may, at the discretion of the Committee, provide for accelerated exercisability in the event of the Participant's death, disability or retirement or other events in accordance with policies established by the Committee.

                                   ARTICLE X
                            PAYMENT OF OPTION PRICE

      10.1 In the sole discretion of the Committee, payment of the purchase price may be made in cash, cash equivalents or secured notes acceptable to the Committee, by surrender of shares of common stock owned by the optionee exercising the option and having a fair market value on the date of exercise equal to the option price or in any combination of the foregoing acceptable to the Committee. If payment by the surrender of shares is permitted by the Committee, the value of each share shall be deemed to be the Fair Market Value for a share on the day the shares are surrendered for payment.

                                  ARTICLE XI
            INCENTIVE STOCK OPTIONS AND NONQUALIFIED STOCK OPTIONS


      11.1 Subject to the other terms and conditions of the Plan:

                  A. Whenever the Committee grants an Option under the Plan, the
            Committee shall designate, in its sole discretion, whether the Option is an Incentive Stock Option or a Nonqualified Stock Option; and

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                  B. The Committee may grant to the same Participant an
            Incentive Stock Option and a Nonqualified Stock Option at the same time; provided that the Options shall be deemed to be separate Options subject to separate grants under the Plan.

      11.2 Any Option designated by the Committee as an Incentive Stock Option will be subject to the general provisions applicable to all Options granted under the Plan. In addition, the Incentive Stock Option shall be subject to the following specific provisions:

            A. At the time the Incentive Stock Option is granted, if the employee optionee owns, directly or indirectly, stock representing more than 10% of the total combined voting power of all classes of stock of the Company then:

                  (i) The Option Price must equal at least 110% of the Fair
            Market Value on the Effective Date of Grant of the shares subject to the Option; and

                  (ii) The term of the Option shall not be greater than five (5)
            years from the Effective Date of Grant.

            B. The holder of an Incentive Stock Option must remain continuously employed by the Company for a period of at least twelve (12) months from the Effective Date of Grant and devote his entire working time, energy and skill to the services of the Company subject to normal vacations, sick leave and military absences; provided, however, that such employment shall be at the pleasure of the Board of Directors or officers of the Company at such compensation as the Company shall determine. Nothing contained in this Plan or in any Option granted pursuant to it shall confer upon any employee any right to continue in the employ of the Company or to interfere in any way with the right of the Company to terminate employment at any time. So long as a holder of an Option shall continue to be an employee of the Company, the Option shall not be affected by any change of the employee's duties or position.

            C. No Incentive Stock Option may be exercised by an employee optionee unless at all times beginning on the date of the granting of the Option and ending on the day three (3) months before the date of the exercise, the individual was an employee of the Company granting the Option, or a parent or subsidiary corporation.

            D. The aggregate fair market value (determined as of the time of grant) of Shares with respect to which incentive stock options (including Incentive Stock Options under the Plan and stock options under any other plan of the Company which qualify as Incentive Stock Options under Section 422 of the Code) are exercisable for the first time by any Participant during any calendar year shall not exceed $100,000.

            E. Shares issued upon the exercise of an Incentive Stock Option may not be disposed of by the Participant before the later of two years after the date the Option was granted or one year after the date the Option was exercised.

      11.3 If any Option is not granted, exercised, or held pursuant to the provisions noted immediately above, it will be considered to be a Nonqualified Stock Option to the extent that any or all of the grant is in conflict with these restrictions.

                                  ARTICLE XII
                           TRANSFERABILITY OF OPTION

      12.1 No Option shall be transferable by a Participant other than by will or the laws of descent and distribution; provided that the Committee may provide for the irrevocable transfer, with Committee approval and without payment of consideration, of any Nonqualified Stock Option by a Participant to one or more of such Participant's spouse, children, grandchildren, nieces, and nephews, to the trustee of any trust for the principal benefit of one or more such persons, or to any partnership whose only partners are one or more such persons. Unless an Option is a Nonqualified Stock Option and is transferred as provided in the preceding sentence, during the lifetime of the Participant, an Option shall be exercisable (subject to any other applicable restrictions on exercise) only by the Participant for his or her own account or by the Participant's authorized legal representative if the Participant is unable to exercise the Option because of his or her Permanent and Total Disability. Unless an Option is transferred as provided above, upon the death of the Participant, an Option shall be exercisable (subject to any other applicable restrictions on exercise) only by the executor or administrator of the Participant's estate or by the legatees or heirs of the Participant.

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                                 ARTICLE XIII
                            TERMINATION OF OPTIONS

      13.1 If a Participant's employment by the Company or relationship with the Company as a Consultant terminates for any reason other than death, Permanent and Total Disability, or retirement, or, with respect to a Consultant, such Consultant's becoming an employee of the Company, then: (i) to the extent any Option held by such Participant is not vested as of the date of such termination, such Option shall automatically terminate on such date; and (ii) to the extent any Option held by such Participant is vested as of the date of such termination, such Option may thereafter be exercised for a period of 90 days from the date of termination; provided that, upon the termination of the Participant's employment by the Company or relationship with the Company as a Consultant for Cause, any and all unexercised Options granted to such Participant shall immediately lapse and be of no further force or effect. For purposes of the Plan, whether termination of a Participant's employment by the Company or relationship with the Company as a Consultant is for "Cause" shall be determined by the Committee, in its sole discretion.

      13.2 If a Participant's employment by the Company or relationship with the Company as a Consultant terminates by reason of the Participant's death or Permanent and Total Disability then: (i) to the extent an Option held by such Participant is not vested as of the date of such death or Permanent and Total Disability, such Option shall automatically terminate on such date; and (ii) to the extent an Option held by such Participant is vested as of the date of such death or Permanent and Total Disability, such Option may thereafter be exercised by the Participant, the legal representative of the Participant's estate, the legatee of the Participant under the will of the Participant, or the distributee of the Participant's estate, whichever is applicable, for a period of one year from the date of such death or Permanent and Total Disability or until the expiration of the stated term of such Option, whichever period is shorter.

      13.3 If a Participant's employment by the Company or relationship with the Company as a Consultant terminates by reason of the Participant's retirement, then each Nonqualified Stock Option held by such Participant may thereafter be exercised by the Participant according to its terms, and each Incentive Stock Option held by such Participant may thereafter be exercised by the Participant, to the extent such Incentive Stock Option is vested as of the date of such termination, for a period of 90 days from the date of such termination of employment, or until the expiration of the stated term of such Incentive Stock Option, whichever period is shorter. For purposes of the Plan, retirement shall mean a Participant's voluntary termination of employment by the Company or relationship with the Company as a Consultant after attaining age 55 and having at least five years of service with the Company.

      13.4 Except as otherwise permitted by the Committee in its sole discretion, no Option held by a transferee of a Participant pursuant to Section 12.1, above, shall remain exercisable for any period of time longer than would otherwise be permitted under this Article XIII.

                                  ARTICLE XIV
                    ADJUSTMENTS TO SHARES AND OPTION PRICE

      14.1 The Committee shall make appropriate adjustments in the number of shares subject to an Option or in the Option Price in order to give effect to changes made in the number of outstanding shares as a result of a merger, consolidation, recapitalization, reclassification, combination, stock dividend, stock split, or other relevant change with the determination as to the method and extent of change being at the sole discretion of the Committee.

                                  ARTICLE XV
                               OPTION AGREEMENTS

      15.1 All Options granted under the Plan shall be evidenced by a written agreement in such form or forms as the Committee in its sole discretion may determine.

                                  ARTICLE XVI
                      AMENDMENT OR DISCONTINUANCE OF PLAN

      16.1 The Board of Directors of the Company may at any time amend, suspend, or discontinue the Plan; provided, however, that no amendments by the Board of Directors of the Company shall, without further approval of the shareholders of the Company:

            A. Change the class of Participants;

            B. Except as provided in Articles VI and XIV hereof, increase the number of shares which may be subject to Options granted under the Plan;

            C. Permit the granting of Options to the individuals who are then members of the Committee.

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            D. Extend the period during which any Option may be granted or exercised; or

            E. Extend the term of the Plan.

      16.2 No amendment to the Plan shall alter or impair any Option granted under the Plan without the consent of the holders thereof.

                                 ARTICLE XVII
                                 MISCELLANEOUS

      17.1 Nothing contained in this Plan or in any action taken by the Board of Directors or shareholders of the Company shall constitute the granting of an Option. An Option shall be granted only at such time as a written Option shall have been executed and delivered to the respective Participant and the Participant shall have executed an agreement respecting the Option in conformance with the provisions of this Plan.

      17.2 Certificates for shares purchased through exercise of Options will be issued in regular course after exercise of the Option and payment therefore as called for by the terms of the Option but in no event shall the Company be obligated to issue certificates more often than once each quarter of each fiscal year. No persons holding an Option or entitled to exercise an Option granted under this Plan shall have any rights or privileges of a shareholder of the Company with respect to any shares issuable upon exercise of such Option until certificates representing such shares shall have been issued and delivered. No shares shall be issued and delivered upon exercise of an Option unless and until, in the opinion of counsel for the Company, the Company has complied with all applicable federal and state securities laws and with any applicable listing requirements of any national securities exchange on which the Company's securities may then be listed as well as any other requirements of law.

            A. No Option shall be exercisable unless the Shares are exempt from registration under the Ohio securities law, are the subject matter of an exempt transaction, are registered by description or qualification, or are the subject matter of a transaction which has been registered by description, as contemplated by Section 1707.03(G)(3) of the Ohio Revised Code.

            B. Any Shares issued upon exercise of any Option may not be sold or otherwise transferred, and the Company and its transfer agent shall not be required to transfer any of such Shares, unless they have been registered under the federal and state securities laws or a valid exemption from such registration is available.

            C. The Company may imprint on each certificate evidencing the ownership of any such Shares a legend reflecting the restrictions of this
      Section 17.2 and may use the following or any other appropriate legend for that purpose:

            The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or any state securities law and may not be sold or otherwise transferred without such registration unless a valid exemption from such registration is available and the corporation has received an opinion of, or satisfactory to, its counsel that such transfer would not violate any federal or state securities laws.

      17.3 In any event of any change in the outstanding common stock by reason of a stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like, the Committee may appropriately adjust the number of shares of common stock which may be issued under the Plan, the number of shares of common stock subject to Options theretofore granted under the Plan, the Option price of Options theretofore granted under the Plan, and any and all other matters deemed appropriate by the Committee.

      17.4 The Committee's determinations under the Plan (including without limitation determinations of the persons to receive Options, the form, amount and timing of such Options and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, the awards under the Plan, whether or not such persons are similarly situated.

      17.5 Whenever the Company proposes or is required to issue or transfer shares of common stock under the Plan, the Company shall have the right to require the optionee to remit to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery of any certificate or certificate for such shares. Alternatively, the Company may issue or transfer such shares of common stock net of the number of shares sufficient to satisfy the withholding tax requirements. For withholding tax purposes, the shares of common stock shall be valued on the date the withholding obligation is incurred.

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